                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 30, 2003, by and among BAM! ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

         WHEREAS:

         A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) shares of the Company's common stock, $0.001 par value (the "COMMON STOCK"), (ii) warrants in the form attached hereto as Exhibit A (including any warrants issued in replacement thereof, the "WARRANTS"), to acquire shares of Common Stock; and
(iii) additional investment rights in the form attached hereto as Exhibit B (the "Additional Investment Rights"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES." The shares of Common Stock issuable upon exercise of the Additional Investment Rights are referred to herein as the "ADDITIONAL INVESTMENT RIGHT SHARES." The warrants issuable upon exercise of the Additional Investment Rights are referred to herein as the "ADDITIONAL INVESTMENT RIGHT WARRANTS." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Additional Investment Right Warrants are referred to herein as the "ADDITIONAL INVESTMENT RIGHT WARRANT SHARES."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Common Stock Registration Rights Agreement in the form attached hereto as Exhibit C (the "COMMON STOCK REGISTRATION RIGHTS AGREEMENT"), and a Warrant Shares Registration Rights Agreement in the form attached hereto as Exhibit D (the "WARRANT SHARES REGISTRATION RIGHTS AGREEMENTS" and collectively with the Common Stock Registration Rights Agreement the "REGISTRATION RIGHTS AGREEMENTS") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.       CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

         "AFFILIATE" or "AFFILIATES" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

         "BUSINESS DAY" shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded.

         "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

         "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

         "INVESTMENT AMOUNT" shall mean the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by a Purchaser, as set forth on the Execution Page hereto executed by such Purchaser.

         "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

         "MATERIAL ADVERSE EFFECT" shall mean an event that (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Document; provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

         "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "PRO RATA PERCENTAGE" shall mean, with respect to any Purchaser, a percentage computed by dividing such Purchaser's Investment Amount by the aggregate Investment Amounts of all Purchasers.

         "SECURITIES" shall mean the Shares, the Warrants, the Warrant Shares, the Additional Investment Rights, the Additional Investment Right Shares and the Additional Investment Right Warrant Shares.

         "SHARES" means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers at the Closing.

         "SUBSIDIARY" or "SUBSIDIARIES," when used with respect to subsidiaries of the Company in Section 4 of this Agreement, means or includes only a "Significant Subsidiary" as defined in Rule 405 of Regulation C under the Securities Act.

         "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Additional Investment Rights, the Registration Rights Agreements, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

         "TRANSFER AGENT" means American Stock Transfer & Trust Company, or any other transfer agent selected by the Company.

         "TRANSFER AGENT INSTRUCTIONS" means the Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

2.       PURCHASE AND SALE OF SHARES AND WARRANTS.

         a. Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, each Purchaser shall purchase the number of Shares, Warrants and Additional Investment Rights determined as provided in this Section 2, and the Company shall issue and sell such number of Shares, Warrants and Additional Investment Rights to each Purchaser for such Purchaser's Investment Amount as provided below. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the Purchasers is a separate sale.

         b.       Number of Closing Shares and Warrants; Form of Payment;
Closing Date.

                  i. On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy (A) the number of Shares as is equal to the quotient of (I) such Purchaser's Investment Amount divided by (II) $0.96,
(B) Warrants exercisable for a number of shares of Common Stock equal to 90% of the number of Shares referred to in subclause (A) above and (C) an Additional Investment Right to purchase that number of Additional Investment Right Shares and Additional Investment Rights Warrants, each as set forth on Exhibit F hereto. On the Closing Date, each Purchaser shall pay the Company an amount equal to such Purchaser's Investment Amount.

                  ii. On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of certificates representing the Shares and duly executed Warrants and Additional Investment Rights being purchased by such Purchaser, and the Company shall deliver such Shares, Warrants and Additional Investment Rights against delivery of the such Purchaser's Investment Amount.

                  iii. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Shares, Warrants and Additional Investment Rights pursuant to this Agreement (the "CLOSING") shall be 3:00 p.m. California time on October 1, 2003 or such other date or time as the Purchasers and the Company may mutually agree ("CLOSING DATE"). The Closing shall occur at the Proskauer Rose LLP, or at such other place as Purchasers and the Company may otherwise mutually agree.

3.       THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         Each Purchaser severally and not jointly represents and warrants to the Company as follows:

         a. Purchase for Own Account. The Purchaser is purchasing the Securities for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreements. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws; provided, that in the case of any transfer of the Securities pursuant to an exemption, such transfer is made in accordance with the provisions of Section 3(e).

         b. Information. The Purchaser has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received what the Purchaser believes to be satisfactory answers to any such inquiries. The Purchaser understands that its investment in the Securities involves a high degree of risk.

         c. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         d. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         e. Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreements, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder or sold pursuant to Rule 144(k) under the Securities Act, or (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, and (ii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreements.

         f. Legends. The Purchaser understands that the Securities may bear a restrictive legend in substantially the following form:

                  [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

         Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act provided the Purchasers at the time any of the Purchasers request a removal of the Legend on any certificate evidencing all or any portion of any of the Securities or to transfer any of the same, it (or a broker acting on such Purchaser's behalf) provides to the Company (or to the Transfer Agent on the Company's behalf), reasonable written assurances to the effect that any of the Securities, sold or to be sold by such Purchasers have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus and in compliance with the prospectus delivery requirements under the Securities Act., or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act

(including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         g. Investor Status. The Purchaser is an "ACCREDITED INVESTOR" within the meaning of Rule 501 Regulation D under the Securities Act. In the normal course of its business, it invests in or purchases securities similar to the Securities and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is not a registered broker dealer or an Affiliate of any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers, Inc. or a Person engaged in the business of being a broker dealer.

         h. Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

         i. No Short Positions or Stock Ownership. Except as previously disclosed to the Company in writing, each Purchaser has not, prior to the 30 Business Days prior to the Closing Date, entered into any Short Sales. For purposes of this Section 3.2(i), a "SHORT SALE" by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by such Purchaser (assuming that such

Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser as follows:

         a. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 4(a). Except as disclosed in Schedule 4 (a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants and the Registration Rights Agreements, to issue and sell the Shares, the Warrants, the Additional Investment Rights, the Additional Investment Right Shares and the Additional Investment Right Warrants in accordance with the terms hereof and to issue the Warrant Shares and the Additional Investment Right Warrant Shares upon exercise of the Warrants and the Additional Investment Right Warrants, respectively, in accordance with the terms of said warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants and the Registration Rights Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Additional Investment Rights Shares and the issuance of the Warrants, the Additional Investment Rights and the Additional Investments Right Warrants and the reservation for issuance and issuance of the Warrant Shares and the Additional Investment Right Warrants Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company and the other parties thereto to the extent required of the Registration Rights Agreements, the Warrants, the Additional Investment Rights, and the Additional Investments Rights Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         c. Capitalization. The capitalization of the Company as of the date hereof is set forth on Schedule 4(c), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares of capital stock of the Company (including the Shares, the Warrant Shares, the Additional Investment Right Shares and the Additional Investment Right Warrant Shares) or any of the Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in Schedule 4(c), as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company or any of its Subsidiaries is a party relating to the issuance by the Company or any of its Subsidiaries of securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreements). Except as set forth on Schedule 4(c), there are no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants or the Registration Rights Agreements and the holders of the securities and instruments listed on such Schedule 4(c) have waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement, the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants or the Registration Rights Agreements. The Company has made available to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any benefit plan of the Company.

         d. Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company. The Warrant Shares, the Additional Investment Right Shares and the Additional Investment Rights Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants, the Additional Investment Rights and/or the Additional Investment Right Warrants, as the case may be, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and Liens (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreements, the Warrants and the Additional Investment Rights by the

Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares, the Warrant Shares, the Additional Investment Right Shares and the Additional Investment Right Warrant Shares and the issuance of the Warrants, the Additional Investment Rights and the Additional Investment Right Warrants) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws and other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Purchasers, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement including without limitation the issuance and sale of the Shares, Warrants and the Additional Investment Rights as provided hereby), the Warrants and the Additional Investment Rights Warrants (including without limitation the issuance of the Warrant Shares and the Additional Investment Right Warrant Shares) or the Registration Rights Agreements, in each case in accordance with the terms hereof or thereof. The Company is not currently in violation of the listing or maintenance requirements of The Nasdaq Stock Market. The Company does not reasonably anticipate that the Common Stock will be delisted by The Nasdaq Stock Market in the twelve month period following the Closing Date based on its rules (and interpretations thereof) as currently in effect.

         f. SEC Documents; Financial Statements. Since September 1, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC

DOCUMENTS"). The Company has made available to each Purchaser via the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and
(ii), individually or in the aggregate, would not have a Material Adverse
Effect.

         g. Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principals or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans.

         h. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries, or any of their directors or officers in their capacities as such which would have a Material Adverse Effect.

         i. Intellectual Property. The Company and each of its Subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received written notice that it is infringing upon or in conflict with any third party Intangibles. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such Subsidiary's ownership or right to use its Intangibles. The Intangibles are valid and enforceable, and, without the Company intending to allow such result, no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses with such exceptions that would not and will not have a Material Adverse Effect. To the Company's knowledge, no Person is infringing on or violating the Intangibles owned or used by the Company.

         j. Environment. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

         k. Title. The Company and each of its Subsidiaries has good title in fee simple to all real property and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by the Company or such Subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

         l. Insurance. Except as disclosed in the SEC Documents, the Company and its Subsidiaries maintain such insurance relating to their business, operations, assets, key-employees and officers and directors as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect would not reasonably be expected to have a Material Adverse Effect.

         m. Acknowledgment Regarding the Purchasers' Purchase of the Securities. The Company acknowledges and agrees that no Purchaser is acting as a financial advisor or is acting as a fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchasers is "arms length" and that any statement made by any Purchaser or any of its Affiliates, representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way except for the Purchaser's representations and warranties in Section 3 hereof. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         n. No Brokers. Except as described in Schedule 4(n), all of which are payable at the Closing, to the knowledge of the Company, to registered broker-dealers, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

         o. Tax Status. The Company and each of its Subsidiaries has made or filed all material federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable Subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns have been or is being audited by any taxing authority.

         p. No General Solicitation. Neither the Company nor to the knowledge of the Company any Person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby; provided, however, that the Company makes no representation or warranty with respect to the activities of any of the placement agents or any Affiliate of any of them engaged by the Company in connection with the transactions contemplated by this Agreement (collectively the "PLACEMENT AGENTS").

         q. Securities Laws. Neither the Company, nor any Affiliate of the Company, nor any Person acting on its behalf or on behalf of such Affiliate, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act provided, however, that the Company makes no representation or warranty with respect to the activities of any of the Placement Agents or any of Affiliate of any of them. Assuming the truth and accuracy of the Purchasers' representations and warranties, the offer, sale and delivery of shares of Common Stock upon exercise of the Warrants will be exempt from the registration requirements of Section 5 of the Securities Act.

         r. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreements) provided that such registration is not deemed a "primary offering" in which case the Company could face potential qualification problems regarding the requirement of having an aggregate market value held by non-affiliates of $75 million or more.

         s. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except, until such time as the press release is issued as contemplated by Section 5(i), the execution of this Agreement. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

         t. Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         u. Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,

(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         v. Transactions With Affiliates and Employees. Except as set forth on Schedule 4(v), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.       COVENANTS AND OTHER AGREEMENTS.

         a. Satisfaction of Conditions. The parties shall use their reasonable efforts to satisfy in a timely manner each of the conditions set forth in Section 6 and Section 7 of this Agreement.

         b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

         c. Reporting Status. So long as a Purchaser beneficially owns any Securities or has the right to acquire any Securities pursuant to this Agreement, the Company shall use its reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares, the Warrants and the Additional Investment Rights, including proceeds received upon exercise of the Additional Investment Rights, for general corporate purposes and working capital, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company.

         e. Financial Information. For the Registration Period (as defined in the Registration Rights Agreements), the Company agrees to send to each Purchaser within ten days after the filing with the SEC, to the extent not available through the SEC's EDGAR system, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy and information statements and any Current Reports on Form 8-K.

         f. Reservation of Shares. The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in Section 2 hereof, and the full exercise of the Warrants, the Additional Investment Rights and the Additional Investment Right Warrants and the issuance of the Warrant Shares, the Additional Investment Right Shares and the Additional Investment Right Warrants Shares in connection therewith and as otherwise required hereby and thereby. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Shares hereunder), the Warrants (except as a result of the issuance of the Warrant Shares upon the exercise of the Warrants), the Additional Investment Rights (except as a result of the issuance of Additional Investment Right Shares upon exercise of the Additional Investment Rights and except as a result of the issuance of the Additional Investment Right Warrant Shares upon the exercise of the Additional Investment Right Warrants) or the Registration Rights Agreements, without the consent of the Purchasers.

         g. Listing. The Company will apply for the listing of the Shares, Warrant Shares, the Additional Investment Right Shares and the Additional Investment Right Warrants Shares, in each case, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares and Additional Investment Rights Shares from time to time issuable hereunder and under the Additional Investment Rights, respectively, and all Warrant Shares and Additional Investment Right Warrant Shares from time to time issuable upon exercise of the Warrants and the Additional Investment Right Warrants, respectively. The Company shall use its reasonable efforts to include its shares of Common Stock in The Nasdaq Stock Market at the earliest practical date and, in any event, by the date the first registration statement covering the resale of the Shares is declared effective by the SEC and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of The Nasdaq Stock Market.

         h. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other non-exempt offering of securities other than the Additional Investment Rights and securities issuable thereunder, warrants issuable to any of the Placement Agents in connection with the transactions contemplated by this Agreement and the shares of common stock issuable upon exercise of such warrants.

         i. Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m., Eastern Standard Time, on September 30, issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby. No later than the first Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the "8-K FILING") describing the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely make any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its filing), the Company shall, at least two Business Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The

Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or The Nasdaq Stock Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or The Nasdaq Stock Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or The Nasdaq Stock Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and
(ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated in the United States to the public generally during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact.

         j. Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities and Exchange Act of 1933, as amended (the "EXCHANGE ACT"). Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. During the earlier of (i) the date two years from the Closing Date or (ii) as long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

         k. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of The Nasdaq Stock Market.

         l.       Subsequent Placements.

         (1) From the date hereof until the Registration Statement (as defined in the Registration Rights Agreements) is declared effective by the SEC (the "BLOCKOUT PERIOD"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT"). The restrictions contained in this Section 5(1) shall not apply to Excluded Stock (as defined below).

         (2) From the end of the Blockout Period until the one year anniversary thereof, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this
Section 5(1)(2).

         (i) The Company shall deliver to each Purchaser a written notice (the "OFFER") of any proposed or intended issuance or sale or exchange of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and
(z) offer to issue and sell to or exchange with each Purchaser the Offered Securities, based on such Purchaser's pro rata portion of the aggregate purchase price paid by the Purchasers for all of the Shares purchased hereunder (the "BASIC AMOUNT"), and with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

         (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the five (5) Business Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary

         (iii) The Company shall have ten (10) Business Days from the expiration of the period set forth in Section 5(1)(2)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

         (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5(1)(2)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 5(l)(2) (ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 5(1)(2) (ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 5(l)(2)(i) above.

         (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5(1)(2)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

         (vi) Any Offered Securities not acquired by the Purchasers or other Persons in accordance with Section 5(1)(2)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

         (vii) The restrictions contained in paragraphs 5(1)(1) and (2) of this Section shall not apply to any of the following "EXCLUDED SECURITIES:" (A) the Shares, (B) the Warrants, (C) the Additional Investment Rights, (D) the Additional Investment Right Warrants, (E) any warrants issued to any of the Placement Agents, (F) any shares of Common Stock issued upon exercise of the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants or any warrants issued to any of the Placement Agents or (G) any Common Stock issued (1) upon exercise or conversion of any options or other securities described in Schedule 4(c) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule), (2) in connection with any grant of options, warrants or the issuance of additional securities to employees, officers, directors or consultants of the Company pursuant to a stock option plan or stock purchase plan duly adopted by the Company's board of directors or in respect of the issuance of Common Stock upon exercise of any such options or warrants, (C) pursuant to a bona fide firm commitment underwritten public offering through any investment banker (excluding any equity line) in an aggregate offering amount greater than $5,000,000, or (D) in connection with a bona fide joint venture or development agreement or strategic partnership or to an independent Person, the primary purpose of which is not to raise equity capital.

         m. Reimbursement. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser's or Related Person's gross negligence or willful misconduct. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6 of the Registration Rights Agreements. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell Shares, Warrants and Additional Investment Rights to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a. The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreements, and delivered the same to the Company.

         b. The applicable Purchaser shall have delivered such Purchaser's Investment Amount in accordance with Section 2(b) above.

         c. The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

         d. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE SHARES AND
         WARRANTS.

         The obligation of each Purchaser hereunder to purchase Shares, Warrants and Additional Investment Rights to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, however, that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

         a. The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreements, and delivered the same to the Purchaser.

         b. The Company shall have delivered to the Purchaser duly executed certificates representing the number of Shares, duly executed Warrants and duly executed Additional Investment Rights as provided in Section 2(b) above.

         c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement, the Warrants, the Additional Investment Rights and the Registration Rights Agreements.

         d. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         e. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

         f. The Purchasers shall have received an opinion of the Company's counsel, dated as of the Closing Date, relating to the matters set forth in Exhibit F attached hereto.

         g. The Company shall have delivered a duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.

8.       GOVERNING LAW MISCELLANEOUS.

         a. Governing Law; Venue; Waiver Of Jury Trail. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and, by the Purchasers as provided in Section 8(m) hereof. Notwithstanding the preceding sentence, the parties hereto recognize that certain amendments may be requested by the Nasdaq Trading and Market Services in order that the Shares and Warrant Shares issued hereunder be accepted for listing on The Nasdaq Stock Market and agree that approval for such amendments shall be given. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           BAM! Entertainment, Inc.
                           333 West Santa Clara Street, Suite 716
                           San Jose, CA 95113
                           Telephone No.: (408) 298-7500
                           Facsimile No.: (408) 298-9600
                           Attention: Raymond Musci
                                      President

                  With a copy to:

                           Kirkpatrick & Lockhart LLP
                           10100 Santa Monica Blvd, 7th Floor
                           Los Angeles, California 90067
                           Telephone (310) 552-5000
                           Fax (310) 552-5001
                           Attention: Thomas Poletti, Esq.

If to the Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by such Purchaser.

Each party hereto may from time to time change its address or facsimile number for notices under this Section 8(f) by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Purchasers to the Company, and in the case of the Company to all of the Purchasers.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary and (in each case) may enforce the indemnity provisions directly against the parties with obligations thereunder.

         i. Survival. The representations and warranties of the Company and the agreements and covenants of the Company shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws.

         j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         k. Termination. In the event that the Closing Date shall not have occurred on or before October 4, 2003, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         l. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Registration Rights Agreements and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement, the Registration Rights Agreements or the Warrants.

         m. Determinations. All consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a Purchaser shall be made by such Purchaser and except as otherwise expressly provided herein, all consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Purchasers that have invested more than fifty-one percent (51%) of the aggregate Investment Amounts invested by all Purchasers.

         n.iii    Fees and Expenses. At the Closing, the Company shall pay to
Vertical Ventures, LLC an aggregate of $20,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. In lieu of the foregoing payment, Vertical Ventures, LLC may retain such amount at the Closing or require the Company to pay such amount directly to Proskauer Rose LLP. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

         o. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         p. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         q. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         r. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to the Warrants or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         s. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

         t. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchasers to be joined as an additional party in any proceeding for such purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                        COMPANY:

                                        BAM! ENTERTAINMENT, INC.

                                        By: /s/ Raymond C. Musci
                                           --------------------------------
                                        Name: Raymond C. Musci
                                        Title: CEO

                  THE PURCHASERS: VERTICAL VENTURES, LLC

                           By: /s/ JOSHUA SILVERMAN
                               -----------------------------------
                           Name: JOSHUA SILVERMAN
                           Title: Partner
                           Investment Amount: $ 758,000
                           Residence: 641, LEXINGTON AVENUE, 26th FL.
                                      NY, NY 10022
                           Address:
                                   -------------------------------
                           ---------------------------------------
                           ---------------------------------------
                           Telephone No.: (212)974-3070
                           Telecopy No.:  (212)207-3452
                           Attention: JOSHUA SILVERMAN
                           Email Address:
                                         -------------------------

                  THE PURCHASERS:

                  CRESCENT INTERNATIONAL LTD

                           By: /s/ MAXI BREZZI
                               -----------------------------------
                           Name: MAXI BREZZI
                           Title: AUTHORIZED SIGNATORY
                           Investment Amount: $315,000
                           Residence: BERMUDA

                           Address: C/O GREENLIGHT(SWITZERLAND)SA
                           84 AV.LOUIS-CASAI
                           CH 1216 COINTRIN, GENEVA
                           SWITZERLAND

                           Telephone No.: ( )+4122 7917256
                           Telecopy No.:  ( )+4122 92450394
                           Attention: MCRAW/M.BREZZI
                           Email Address: MBREZZI@DMITRUST.COM

                           with copies of all notices to:

                           ---------------------------------------
                           ---------------------------------------
                           ---------------------------------------
                           ---------------------------------------

                           Telephone No.:  ( )
                                              --------------------
                           Telecopy No.:   ( )
                                              --------------------
                           Attention:
                                     -----------------------------
                           Email Address:
                                         -------------------------

                  THE PURCHASERS:

                           SMITHFIELD FIDUCIARY LLC

                           By: /s/ Adam J.Chill
                             -------------------------------------
                           Name : Adam J.Chill
                           Title: Authorized Signatory
                           Investment Amount: $225,000.00
                           Residence:  Cayman Islands
                           Address: c/o Highbridge Capital
                           Management, LLC
                           9 West 57th Street, 27th Floor
                           New York, New York 10019
                           Telephone No.: (212)287-4720
                           Telecopy No.:  (212)751-0755
                           Attention: Ari J. Storch / Adam J. Chill
                           Email Address: ari.storch@hcmny.com
                           adam.chill@hcmny.com

                           THE PURCHASERS:

                                    Truk Opportunity Fund, LLC

                                    By: /s/ Stephen Saltzstein
                                        ----------------------
                                    Name: Stephen Saltzstein
                                    Title: Principal
                                    Investment Amount: $ 22,080
                                    Residence: ----------------
                                    ---------------------------
                                    ---------------------------
                                    Address: 45 Rockefeller Plaza, Suite 2000
                                    New York, N.Y. 10111
                                    ---------------------------
                                    Telephone No.: (212) 332-5050
                                    Telecopy No.:  (212) 332-5051
                                    Attention: Stephen Saltzstein
                                    Email Address:---------------

                                    with copies of all notices to:

                                    Mike Fein
                                    MFein@RAMCapital.com
                                    ----------------------------
                                    ----------------------------

                                    Telephone No.: (212)332-5050
                                    Telecopy No.:  (212) 332-5051
                                    Attention: Mike Fein
                                    Email Address: MFein@RAMCapital.com

                           THE PURCHASERS:

                                    JAS Securities, LLC

                                    By: JAS Securities, LLC
                                        ------------------
                                    Name: Michael Coughlan /s/ Michael Coughlan
                                    Title: CFO
                                    Investment Amount: $ 85,440=89,000 Shares
                                    Residence:
                                    120 Broadway, 9th Floor
                                    NY, NY 10271
                                    Address:
                                    120 Broadway, 9th Floor
                                    NY, NY 10271
                                    Telephone No.: (212) 433-7163
                                    Telecopy No.:  (212) 433-7069
                                    Attention: Mike Coughlan
                                    Email Address: cogmike@aol.com

                                    with copies of all notices to:

                                    JAS Securities, LLC
                                    120 Broadway, 9th Floor
                                    NY, NY 10271

                                    Telephone No.: (212) 433-7163
                                    Telecopy No.:  (212) 433-7069
                                    Attention: Mike Coughlan
                                    Email Address: cogmike@aol.com

                           THE PURCHASERS:

                                    AIG DKR SOUNDSHORE PRIVATE
                                    INVESTORS HOLDING FUND LTD.

                                    By: /s/ Barbara Burger
                                        ---------------------
                                    Name: Barbara Burger
                                    Title: Alternate Director
                                    Investment Amount: $ 96,000
                                    Address: 1281 East Main Street
                                    Stamford, CT 06902

                                    Telephone No.: (203) 324-8400
                                    Telecopy No.:  (203) 324-8492
                                    Attention: Barbara Burger
                                    Email Address: bburger@dkrcapital.com

                                    with copies of all notices to:

                                    Marc Seidenberg
                                    (same address as above)
                                    Telephone No.: (203) 324-8429
                                    Telecopy No.:  (203) 324-8498

                           THE PURCHASERS:

                                    OTARE Investments LLC

                                    By: /s/ [ILLEGIBLE]
                                        ------------------
                                    Name:
                                         -----------------
                                    Title: General Counsel
                                    Investment Amount: $ 300,000-288,000 Shares

                                    Residence:------------------
                                    ----------------------------
                                    ----------------------------

                                    Address: One Manhattenville Rd.
                                    Purchase, NY 10577

                                    Telephone No.: (914) 694-5887
                                    Telecopy No.:  (914) 694-6335
                                    Attention: Rick Borden/Paul Masters
                                    Email Address: Rick.Borden@ox.com
                                                   Paul.Masters@ox.com

                                    with copies of all notices to:

                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                                    ----------------------------

                                    Telephone No.: (   ) -------
                                    Telecopy No.:  (   ) -------
                                    Attention: -----------------
                                    Email Address:--------------